Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Track Group, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

JCP Investment Partnership, LP

By:	/s/ James C. Pappas
James C. Pappas, Managing Member of JCP Investment Management, LLC, its Investment Manager
Date:	05/05/2026

JCP Investment Partners, LP

By:	/s/ James C. Pappas
James C. Pappas, Sole Member of JCP Investment Holdings, LLC, its General Partner
Date:	05/05/2026

JCP Investment Holdings, LLC

By:	/s/ James C. Pappas
James C. Pappas, Sole Member
Date:	05/05/2026

JCP Investment Management, LLC

By:	/s/ James C. Pappas
James C. Pappas, Managing Member
Date:	05/05/2026

Pappas James C

By:	/s/ James C. Pappas
James C. Pappas
Date:	05/05/2026